Exhibit 99.1
LegalZoom Reports Fourth Quarter and Full Year 2021 Results
•Revenue of $142.1 million, an increase of 16% year-over-year; full fiscal year 2021 total revenue of $575 million, up 22% year-over-year
•Completed 447 thousand business formations in 2021, up 18% year-over-year
•Announces authorization to repurchase up to $150 million of LegalZoom’s common stock

GLENDALE, California. – March 10, 2022 – LegalZoom.com, Inc. (NASDAQ: LZ) today announced results for its fourth quarter and full year ended December 31, 2021, including the following highlights:
•Revenue was $142.1 million for the quarter, up 16% year-over-year.
◦Transaction revenue was $56.5 million, up 8% year-over-year driven by business formations of 96,000, up 10% year-over-year, and our average order value remained relatively flat.
◦Subscription revenue was $80.7 million, up 29% year-over-year. We had 1,329,000 subscription units as of December 31, 2021 with 65,000 net units added in the quarter, and our average revenue per subscription unit increased 6% from 2020.
◦Partner revenue was $4.9 million, down 35% year-over-year.
•Gross margin was 66% for the quarter, down from 67% in 2020.
•Net loss was $20.8 million for the quarter compared to a net income of $9.4 million in 2020, primarily due to an increase in stock-based compensation of $22.9 million, mainly in connection with our IPO.
•Non-GAAP net income was $5.0 million for the quarter compared to Non-GAAP net income of $14.1 million in 2020.
•Adjusted EBITDA was $7.0 million for the quarter, or 5% of revenue, compared to $26.9 million, or 22% of revenue, in 2020.
•Cash and cash equivalents were $239.3 million as of December 31, 2021.
•Cash flows used in operating activities was $6.0 million for the fourth quarter of 2021 compared to $11.0 million provided in the fourth quarter of 2020.
•Free cash flow was $(9.2) million for the fourth quarter of 2021 compared to $8.2 million for the fourth quarter of 2020.
•Basic and diluted net loss per share were $0.11 and basic and diluted Non-GAAP net income per share attributable to common stockholders were $0.03 and $0.02, respectively, for the fourth quarter of 2021.

“We capped off a historic 2021 with a strong fourth quarter,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer. “For the full year of 2021 we grew revenue 22% and helped form 447 thousand businesses, almost one every minute. Over the past couple of years, we’ve been working to enable growth by attracting the right talent, making foundational investments in data and infrastructure, investing in our platform, and creating an ecosystem of subscription services to help small businesses operate more efficiently. The last step is to reimagine the core product itself. 2022 will be the year we do just that.”
Noel Watson, the Company’s Chief Financial Officer added, “After years of deferred investment into the business, we’re finally deploying capital in the right ways, which is attracting new talent and significantly improving the velocity of innovation here at LegalZoom. We’re excited by the prospects ahead in 2022 and remain focused on building a business for the long-term, with durable growth vectors and strong EBITDA margins.”

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except business formations, transaction units, AOV, subscription units, ARPU and percentages)

	Three Months Ended		% Growth	Year Ended		% Growth
	December 31,		(Decline)	December 31,		(Decline)
	2021	2020	YOY	2021	2020	YOY
Revenue	$142,137	$122,239	16%	$575,080	$470,636	22%
Business formations	96,000	87,000	10%	447,000	378,000	18%
Transaction units	211,000	196,000	8%	977,000	892,000	10%
Average order value (AOV)	$267	$267	—%	$264	$236	12%
Subscription units	1,329,000	1,085,000	22%	1,329,000	1,085,000	22%
Average revenue per subscription unit (ARPU)	$236	$223	6%	$236	$223	6%
Net (loss) income	$(20,771)	$9,421	(320)%	$(108,664)	$9,896	(1,198)%
Adjusted EBITDA	$7,020	$26,911	(74)%	$47,707	$87,975	(46)%
Net (loss) income margin	(15)%	8%	(290)%	(19)%	2%	(1,000)%
Adjusted EBITDA margin	5%	22%	(77)%	8%	19%	(56)%
Net cash (used in) provided by operating activities	$(6,004)	$10,980	(155)%	$54,152	$93,049	(42)%
Free cash flow	$(9,244)	$8,213	(213)%	$42,412	$82,462	(49)%
Share Repurchase Authorization
Our Board of Directors approved a share repurchase program authorizing us to repurchase up to $150 million of our common stock. Stock repurchases under this program may be made in any manner, including through open market transactions, accelerated share repurchase agreements, or privately negotiated transactions with third parties, and in such amounts as management deems appropriate. The timing and actual amount of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, alternative investment opportunities and other market conditions.

Financial Guidance and Outlook
Our guidance for the first quarter ending March 31, 2022 is as follows:
•Revenue is expected to be in the range of $150 million to $152 million.
•Adjusted EBITDA is expected to be break even.
Our guidance for the full year ending December 31, 2022 is as follows:
•Revenue is expected to be in the range of $650 million to $660 million.
•Subscription revenue is expected to grow approximately 25% year-over-year.
•Adjusted EBITDA is expected to be $48 million.

Webcast and Conference Call Information
A webcast and conference call to discuss fourth quarter 2021 results is scheduled for today, March 10, 2022, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to dial 1-877-312-1878 (domestic); 1-470-495-9528 (international), Conference ID—7587888. A live webcast of the conference call will be available online at: https://investors.legalzoom.com/news-events/events-presentations. A replay of the webcast will remain available on the website for 90 days.
Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements made pursuant to the safe-harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933. These statements include statements regarding our guidance for first quarter and full year 2022 revenue, Adjusted EBITDA, and related disclosures. Forward-looking statements in some cases can be identified by the use of words such as “may,” “was,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations.

They involve risks and uncertainties that could cause actual future results, performance, or developments to differ materially from those described in or implied by such forward-looking statements or from historical results.

Factors that might cause or contribute to such differences include, but are not limited to, the risk that our recent growth may not be indicative of our future growth; our ability to sustain our revenue growth rate to remain profitable in the future; our anticipation of increasing expenses in the future; our ability to attract and retain customers; our ability to continue to innovate and provide a platform that is useful to our customers; our dependence on business formations; the dependence of our subscription services on our transaction products; our dependence on our subscribers renewing their subscriptions with us; our ability to drive additional purchases and cross-sell to paying customers; the competitive legal solutions market; our dependence on top talent, including our senior management and other key personnel; risks and costs associated with complex and evolving laws and regulations; our ability to remediate material weaknesses in our internal control over financial reporting that we have previously identified; and other factors discussed in the section titled “Risk Factors” included in filings with the Securities and Exchange Commission, or SEC. Our business involves significant risks. You should carefully consider the risks and uncertainties described in our final prospectus, dated June 29, 2021, filed with the SEC in accordance with Rule 424(b) of the Securities Act on June 30, 2021, and subsequent filings with the SEC. The risks and uncertainties described in our filings with the SEC are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects as well as our ability to accomplish our strategic objectives. In that event, the market price of our common stock could decline and you could lose part or all of your investment. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share, and Free cash flow. To supplement our unaudited interim condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as net (loss) income adjusted to exclude interest expense, net, (benefit from) provision for income taxes, depreciation and amortization, other income, net, non-cash stock-based compensation, loss on debt extinguishment, losses from impairments of long-lived and other assets, losses from impairments of available-for-sale debt securities, restructuring expenses, legal expenses, acquisition related expenses, IPO-related costs and other transaction-related expense and certain other non-recurring expenses, net of related income tax impacts. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net (loss) income, which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:
•does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;
•does not reflect provision for income taxes that may result in payments that reduce cash available to us;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;

•does not reflect foreign currency exchange or other gains or losses, which are included in other income, net;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;
•excludes losses from impairments of long-lived and other assets and available-for-sale debt securities;
•excludes legal expenses, which reduce cash available to us
•excludes acquisition related expenses, which reduce cash available to us;
•excludes restructuring expenses, which reduce cash available to us;
•excludes IPO-related costs and other transaction-related expenses that are not considered representative of our underlying performance, which reduce cash available to us;
•excludes debt extinguishment charges that represent accelerated amortization of debt issuance costs related to the early extinguishment of our long-term debt; and
•does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.
We define Non-GAAP net income as net (loss) income adjusted to exclude amortization of acquired intangible assets from our business combinations, non-cash stock-based compensation expense, loss on debt extinguishment, losses from impairments of long-lived and other assets, losses from impairments of available-for-sale debt securities, acquisition-related expenses, restructuring expenses, IPO-related costs and other transaction-related expenses, legal expenses, and certain other non-recurring expenses, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net (loss) income margin as net (loss) income as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We define Non-GAAP net income per share attributable to common stockholders as Non-GAAP net income divided by diluted weighted-average common stock. We believe Non-GAAP net income and Non-GAAP net income per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important metric because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items, which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation of or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above) where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LegalZoom
LegalZoom is a leading online platform for legal and compliance solutions in the United States that is on a mission to democratize law. LegalZoom operates across all 50 states and over 3,000 counties in the United States and has more than 20 years of experience navigating complex regulations and simplifying the legal and compliance process for its customers. Driven by its core value that every business deserves the full protection of the legal system and a simple way to stay compliant with it, LegalZoom helps its customers form and protect their businesses, their ideas and families. LegalZoom enables small business owners to apply their energy and passion to their businesses instead of the legal and regulatory complexity required to operate them. In addition to business formations, LegalZoom offers ongoing compliance and tax advice, trademark and copyright filings and estate planning documents to protect small businesses and the families that create them. For more information, please visit www.legalzoom.com.

Contacts
Danny Vivier, Head of Investor Relations
investor@legalzoom.com
Cortney Kerans, Head of Communications
ckerans@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$239,297	$114,470
Accounts receivable, net of allowance	10,635	8,555
Prepaid expenses and other current assets	16,589	10,536
Total current assets	266,521	133,561
Property and equipment, net	47,013	51,374
Goodwill	59,910	11,404
Intangible assets, net	16,031	815
Deferred income taxes	27,653	22,807
Restricted cash equivalent	—	25,000
Available-for-sale debt securities	1,122	1,050
Other assets	12,765	6,053
Total assets	$431,015	$252,064
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$31,788	$28,734
Accrued expenses and other current liabilities	50,817	41,028
Deferred revenue	146,364	127,142
Current portion of long-term debt	—	3,029
Total current liabilities	228,969	199,933
Long-term debt, net of current portion	—	512,362
Deferred revenue	1,554	2,937
Other liabilities	2,941	16,558
Total liabilities	233,464	731,790
Commitments and contingencies
Series A redeemable convertible preferred stock, $0.001 par value; 30,512 shares authorized at December 31, 2020; 23,081 issued and outstanding at December 31, 2020	—	70,906
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 100,000 shares authorized at December 31, 2021, none issued or outstanding at December 31, 2021	—	—
Common stock, $0.001 par value; 1,000,000 and 264,720 shares authorized; 198,084 and 125,037 shares issued and outstanding at December 31, 2021 and 2020, respectively	198	126
Additional paid-in capital	947,160	102,417
Accumulated deficit	(748,012)	(639,348)
Accumulated other comprehensive loss	(1,795)	(13,827)
Total stockholders’ equity (deficit)	197,551	(550,632)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$431,015	$252,064

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$142,137	$122,239	$575,080	$470,636
Cost of revenue	48,278	39,851	189,364	154,563
Gross profit	93,859	82,388	385,716	316,073
Operating expenses:
Sales and marketing	69,917	40,903	279,281	171,390
Technology and development	18,213	10,244	84,003	41,863
General and administrative	31,382	15,320	106,584	51,017
Impairment of long-lived and other assets	52	550	924	1,105
Loss on sale of business	—	—	—	1,764
Total operating expenses	119,564	67,017	470,792	267,139
(Loss) income from operations	(25,705)	15,371	(85,076)	48,934
Interest expense, net	(61)	(8,719)	(27,984)	(35,504)
Other income, net	893	3,564	1,193	3,713
Loss on debt extinguishment	—	—	(7,748)	—
Impairment of available-for-sale debt securities	—	—	—	(4,818)
(Loss) income before income taxes	(24,873)	10,216	(119,615)	12,325
(Benefit from) provision for income taxes	(4,102)	795	(10,951)	2,429
Net (loss) income	$(20,771)	$9,421	$(108,664)	$9,896
Net (loss) income attributable to common stockholders—basic	$(20,771)	$6,879	$(108,664)	$7,223
Net (loss) income attributable to common stockholders—diluted	$(20,771)	$6,910	$(108,664)	$7,262
Net (loss) income per share attributable to common stockholders:
Basic	$(0.11)	$0.06	$(0.67)	$0.06
Diluted	$(0.11)	$0.05	$(0.67)	$0.06
Weighted-average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	197,676	124,893	161,424	124,709
Diluted	197,676	127,015	161,424	127,259

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(108,664)	$9,896
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,686	20,097
Amortization of debt issuance costs	1,392	2,591
Amortization of prior hedge effectiveness	3,095	3,481
Stock-based compensation	112,596	12,894
Impairment of long-lived assets	924	1,105
Impairment of available-for-sale debt securities	—	4,818
Loss on debt extinguishment	7,955	—
Discontinuance of interest rate swaps and write-off of prior hedge effectiveness	8,688	—
Loss on sale of business	—	1,764
Deferred income taxes	(11,595)	1,325
Change in fair value of financial guarantee	(150)	(1,750)
Change in fair value of derivative instruments	392	205
Change in fair value of other equity security	(1,812)	—
Unrealized foreign exchange loss (gain)	943	(1,755)
Other	4	22
Changes in operating assets and liabilities, net of effects of business combinations and disposal of business:
Accounts receivable	(1,511)	954
Prepaid expenses and other current assets	(4,965)	(799)
Other assets	(3,648)	1,153
Accounts payable	2,360	12,416
Accrued expenses and other liabilities	13,781	1,418
Income tax payable	(185)	10
Deferred revenue	17,866	23,204
Net cash provided by operating activities	54,152	93,049
Cash flows from investing activities
Acquisitions, net of cash acquired	(61,523)	(934)
Purchase of property and equipment	(11,740)	(10,587)
Payment upon extinguishment of interest rate swaps	(3,283)	—
Purchase of other equity security	(1,127)	—
Sale of business, net of cash sold	—	(1,206)
Net cash used in investing activities	(77,673)	(12,727)
Cash flows from financing activities
Repayment of capital lease obligations	(31)	(31)
Payment of debt issuance costs	(767)	—
Repayment of 2018 Term Loan	(524,300)	(5,350)
Proceeds from 2018 Revolving Facility	—	40,000
Repayment of 2018 Revolving Facility	—	(40,000)
Repayment of hybrid debt	(1,332)	(1,249)
Payment upon extinguishment of hybrid debt	(9,774)	—
Payment of contingent consideration	(1,049)	—
Repurchase of common stock	—	(4,805)
Tender offer costs	—	(145)
Payment of special dividends	(112)	(284)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	581,833	—
Proceeds from private placement, net of underwriting discounts and commissions	85,050	—
Payment of stock issuance costs	(5,636)	—
Repurchases of common stock for tax withholding obligations	(2,342)	(3,606)
Proceeds from issuance of stock under employee stock plans	1,819	381
Net cash provided by (used in) financing activities	123,359	(15,089)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalent	(11)	57
Net increase in cash, cash equivalents and restricted cash equivalent	99,827	65,290
Cash, cash equivalents and restricted cash equivalent, at beginning of the period	139,470	74,180
Cash, cash equivalents and restricted cash equivalent, at end of the period	$239,297	$139,470
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of Net (loss) income, to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands,except percentages)
Reconciliation of Net (loss) income to Adjusted EBITDA
Net (loss) income	$(20,771)	$9,421	$(108,664)	$9,896
Interest expense, net	61	8,719	27,984	35,504
(Benefit from) provision for income taxes	(4,102)	795	(10,951)	2,429
Depreciation and amortization	5,082	5,935	16,686	20,097
Other income, net	(893)	(3,564)	(1,193)	(3,713)
Stock-based compensation	25,871	3,004	112,596	12,894
Loss on debt extinguishment	—	—	7,748	—
Impairment of long-lived and other assets	52	550	924	1,105
Impairment of available-for-sale debt securities	—	—	—	4,818
Restructuring expenses	—	1,957	—	2,524
Legal expenses(1)	—	—	—	525
Acquisition related expenses	1,356	94	1,356	132
IPO-related costs and other transaction-related expenses(2)	—	—	852	—
Certain other non-recurring expenses(3)	364	—	369	1,764
Adjusted EBITDA	$7,020	$26,911	$47,707	$87,975
Net (loss) income margin	(15%)	8%	(19%)	2%
Adjusted EBITDA margin	5%	22%	8%	19%
___________
(1)Legal expenses include costs accrued or paid for potential litigation settlements and are net of insurance recoveries, if any.
(2)IPO-related costs and other transaction-related expenses include certain non-recurring expenses, which occurred in connection with our IPO.
(3)In 2020, we incurred a loss on sale from the disposal of Beaumont ABS Limited, our former conveyancing business in the U.K., of $1.8 million.
Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net (loss) income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share amounts)
Reconciliation of Net (loss) income to Non-GAAP Net income
Net (loss) income	$(20,771)	$9,421	$(108,664)	$9,896
Amortization of acquired intangible assets	662	368	1,039	2,826
Stock-based compensation	25,871	3,004	112,596	12,894
Loss on debt extinguishment	—	—	7,748	—
Impairment of long-lived and other assets	52	550	924	1,105
Impairment of available-for-sale debt securities	—	—	—	4,818
Acquisition-related expenses	1,356	94	1,356	132
Restructuring expenses	—	1,957	—	2,524
IPO-related costs and other transaction-related expenses	—	—	852	—
Legal expenses	—	—	—	525
Certain other non-recurring expenses	364	—	369	1,764
Income tax effects(1)	(2,575)	(1,320)	(10,519)	(4,148)
Non-GAAP net income	$4,959	$14,074	$5,701	$32,336
Net (loss) income margin	(15)%	8%	(19)%	2%
Non-GAAP net income margin	4%	12%	1%	7%
Net (loss) income per share attributable to common stockholders – basic :	$(0.11)	$0.06	$(0.67)	$0.003
Net (loss) income per share attributable to common stockholders – diluted:	$(0.11)	$0.05	$(0.67)	$0.003
Non-GAAP net income per share-basic	$0.03	0.08	0.04	0.19
Non-GAAP net income per share-diluted	0.02	0.08	0.03	0.19
Weighted-average shares used to compute net (loss) income per share attributable to common stockholder – basic:	197,676	124,893	161,424	124,709
Weighted-average shares used to compute net (loss) income per share attributable to common stockholder – diluted:	197,676	127,015	161,424	127,259
Weighted-average shares used to compute diluted Non-GAAP net income per share attributable to common stockholders	204,878	127,015	168,526	127,259
___________
(1)Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.

The following table shows the computation of basic and diluted Non-GAAP net income per share attributable to common stockholders (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share amounts)
Reconciliation of numerator for Non-GAAP net income to Non-GAAP net income per share attributable to common stockholders:
Non-GAAP net income	$4,959	$14,074	$5,701	$32,336
Less: amounts attributable to redeemable convertible preferred stock	—	(3,798)	—	(8,736)
Non-GAAP net income attributable to common stockholders—basic	4,959	10,276	5,701	23,600
Add: undistributed earnings reallocated to common stockholders	—	46	—	129
Non-GAAP net income attributable to common stockholders—diluted	$4,959	$10,322	$5,701	$23,729
Reconciliation of denominator for net (loss) income per share attributable to common stockholders to Non-GAAP net income per share attributable to common stockholders:
Weighted-average shares used to compute net (loss) income per share attributable to common stockholder – basic:	197,676	124,893	161,424	124,709
Effect of potentially dilutive securities:
Stock options	6,148	2,080	5,849	2,444
Restricted stock unit	1,051	42	1,250	106
Employee stock purchase plan	3	—	3	—
Weighted-average common stock used in computing Non-GAAP net income per share attributable to common stockholders—diluted	204,878	127,015	168,526	127,259
Non-GAAP net income per share attributable to common stockholders – basic:	$0.03	$0.08	$0.04	$0.19
Non-GAAP net income per share attributable to common stockholders – diluted:	$0.02	$0.08	$0.03	$0.19
Free Cash Flow
The following table presents a reconciliation of net cash (used in) provided by operating activities to Free cash flow (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow
Net cash (used in) provided by operating activities	$(6,004)	$10,981	$54,152	$93,049
Purchase of property and equipment	(3,240)	(2,768)	(11,740)	(10,587)
Free cash flow	$(9,244)	$8,213	$42,412	$82,462